UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 ______________________
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GREENLIGHT CAPITAL RE, LTD.
(Name of Registrant as Specified in Its Charter)
[N/A]
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GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands

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SUPPLEMENT TO NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND DEFINITIVE PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 4, 2021
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Commencing on April 20, 2021, the following supplemental information will be used in communicating with stockholders of Greenlight Capital Re, Ltd.
Greenlight Capital Re, Ltd. (“we”, the “Company” or “GLRE”) is holding its 2021 Annual General Meeting of Shareholders on Tuesday, May 4, 2021 (the “2021 Annual Meeting”). By now you should have received GLRE’s Notice of Annual General Meeting of Shareholders and Proxy Statement. You can also view our definitive proxy statement on Schedule 14A (the “Proxy Statement”), as filed with the Securities and Exchange Commission on March 12, 2021 (available here). You may vote by mail, by telephone, over the Internet, or in person at the 2021 Annual Meeting.
We are writing to ask for your support at the 2021 Annual Meeting by voting in accordance with the recommendations of our Board of Directors on all proposals. In particular, we are requesting your support on Proposal 1: Election of Directors of the Company (the “Director Proposal”) and Proposal 7: Advisory Vote on Executive Compensation (the “Say-on- Pay Proposal”). In deciding how to vote on these proposals, we encourage you to read the relevant portions of our Proxy Statement and consider the supplemental information below.
Subsequent to the filing of the Proxy Statement, Institutional Shareholder Services Inc., a proxy advisory firm (“ISS”), published a report on April 12, 2021 (the “ISS Report”) recommending that the Company’s shareholders vote AGAINST the Say-on-Pay Proposal (the “ISS Say-On-Pay Recommendation”) and, correspondingly, in connection with the Director Proposal, recommending that the Company’s shareholders vote AGAINST the members of the Compensation Committee (the “Committee”) of the Board of Directors (i.e., Ian Isaacs, Bryan Murphy and Joseph Platt) (the “ISS Compensation Committee Member Recommendation”) and, separately, recommending that the Company’s shareholders vote AGAINST Mr. Platt as the Chairman of the Nominating Committee of the Board of Directors due to a lack of gender diversity on the Board of Directors (the “ISS Nominating Committee Member Recommendation”).

The ISS Report states that the ISS Say-On-Pay Recommendation (and corresponding ISS Compensation Committee Member Recommendation) is warranted given that the Committee demonstrated poor responsiveness to shareholder concerns following low support for last year’s say-on-pay proposal (the “2020 Say-On-Pay Proposal”). The ISS Report also states that the Committee did not acknowledge the low vote result or disclose shareholder engagement efforts or any specific feedback received. The ISS Report further states that the ISS Nominating Committee Member Recommendation is warranted because the Proxy Statement does not disclose a firm commitment to appoint at least one female director to the Board of Directors within one year and no other compelling mitigating factors have been identified. The Company disagrees with these assertions made by ISS for the following reasons:

    The ISS Say-On-Pay Recommendation fails to mention or take into account that the 2020 Say-On-Pay Proposal was voted upon on October 29, 2020 (the “2020 AGM Date”), just over four months prior to the date on which the Company filed the Proxy Statement, thereby providing only a short window (which, notably, was during the winter holidays and in the midst of the continued global pandemic resulting in travel restrictions) for the Committee to fully consider and, if deemed prudent, to respond in a reasoned and informed manner to any such stated concerns.

    Further, the ISS Compensation Committee Member Recommendation fails to mention or take into account that, since the 2020 AGM Date (and, indeed, since the global pandemic began), two (2) of three (3) members of the Committee, Mr. Platt and Mr. Isaacs, were restricted in their ability to participate in meetings of the Committee, thereby limiting the Committee’s ability to adequately respond to the 2020 Say-On-Pay result. Interestingly, however, the ISS Report did acknowledge, in a separate context, that Mr. Platt and Mr. Isaacs, each of whom resides in the United States, were limited in their respective abilities to attend meetings of the Board of Directors and the Committee held in 2020 in the Cayman Islands in light of the requirement contained in the Company’s articles of association that none of the Company’s directors may “participate in any meeting of the Board of Directors [or committee] while physically in the United States or its territories” and as a result of travel restrictions resulting from the global pandemic. In that context, the ISS Report concluded that “in light of these factors, no adverse recommendation [for Mr. Platt or Mr. Isaacs for poor attendance in connection with the Board Proposal] is warranted at this time.” Notwithstanding the foregoing, the ISS Compensation Committee Member Recommendation fails to mention or take into account the logistical impediments to the Committee’s ability to meaningfully respond to the 2020 Say-on-Pay Proposal. Moreover, ISS’s rationale for the ISS Compensation Committee Member Recommendation is inconsistent with its own conclusion relating to Board of Directors and committee meeting attendance that no adverse recommendations are warranted for this issue at this time.

    Both the ISS Say-On-Pay Recommendation and the corresponding ISS Compensation Committee Member Recommendation fail to mention or to take into account that, for the first time, the Company retained the services of a compensation consultant. In September 2020, the Company retained Mercer (US) Inc. (“Mercer”) to provide support related to all matters typically handled by the Committee, including compensation incentive plan design although, given the time constraints and logistical issues described above, Mercer, as noted in the Proxy Statement, “did not play a material role in the Company’s compensation-setting practices and decisions in the 2020 calendar year” as Mercer’s work remains on-going and it has not yet provided a report or recommended actions for the Committee to consider. Mercer and the Committee are continuing to coordinate on compensation-setting practices and decisions for the 2021 calendar year.

    The ISS Say-On-Pay Recommendation unfairly characterizes the results of the 2020 Say-On-Pay Proposal as “low support” when, in fact, it generated a majority supportive vote of 65.9% of the votes cast and fails to mention or take into account that the Proxy Statement reflects that a majority of the shareholders (as opposed to a substantial majority) approved the compensation of the named executive officers and specifically states that the Company will continue to actively evaluate its compensation program.

    The ISS Nominating Committee Member Recommendation fails to mention that the Company had a woman director, Hope Taitz, on the Board of Directors from July 2017 until August 2019. Since her resignation, the Company has been actively pursuing a replacement as the Company understands that diversity is an important attribute of effective board governance. However, such efforts were delayed due to the strategic alternatives review which commanded the focus of the Board of Directors and concluded in April 2020, and then due to travel restrictions resulting from the global pandemic, which precluded candidates from traveling to the Company’s headquarters in the Cayman Islands, which travel and presence is critical to the onboarding process and integration into the Company.

IN LIGHT OF THE FOREGOING, THE COMPANY, THE BOARD OF DIRECTORS AND THE COMMITTEE STRONGLY BELIEVE THAT THE ANALYSIS AND REASONING BEHIND EACH OF THE ISS SAY-ON-PAY PROPOSAL RECOMMENDATION, THE CORRESPONDING ISS COMPENSATION COMMITTEE MEMBER RECOMMENDATION, AND THE ISS NOMINATING COMMITTEE MEMBER RECOMMENDATION ARE FLAWED AND UNWARRANTED.

THE BOARD OF DIRECTORS UNANIMOUSLY, THEREFORE, CONTINUES TO RECOMMEND AND URGE ALL SHAREHOLDERS TO VOTE “FOR” THE ELECTION OF EACH DIRECTOR UNDER PROPOSAL 1 (TO CONSIDER AND VOTE UPON A PROPOSAL TO ELECT SEVEN DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY IN 2022), including Proposal 1(e) [Elect Ian Isaacs], Proposal 1(f) [Elect Bryan Murphy], and Proposal 1(g) [Elect Joseph Platt], AND “FOR” PROPOSAL 7 (TO CONSIDER AND CAST A NON-BINDING ADVISORY VOTE ON A RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION).

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